                                                                   EXHIBIT 10.3c


                      SECOND AMENDMENT TO LEASE AGREEMENT


     THIS SECOND AMENDMENT TO LEASE AGREEMENT, this ("Amendment"), is made and entered into as of December 2, 1994 by and between RESTON INVESTMENT PROPERTIES ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord") and ST. ANTHONY PUBLISHING, INC., A Delaware corporation, and ST. ANTHONY CONSULTING GROUP, INC., a Delaware corporation collectively ("Tenant").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 18, 1993, as amended by that certain First Amendment to Lease Agreement dated April 4, 1994 (as amended, the "Lease") for 39,359 square feet of rentable area (the "Premises"), in that certain office building located at 11410 Isaac Newton Square, Reston, Virginia (the "Building"); and

     WHEREAS, Landlord and Tenant desire to expand the rentable area of the Premises and make certain other additions and modifications to the Lease, all as more particularly set forth hereinbelow.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant, intending legally to be bound, hereby agree as follows:

     1.   a.   Landlord and Tenant hereby agree to add to the Premises seven thousand, one hundred eleven (7,111) square feet of rentable area located on the first (1st) floor of the Building (the "Supplemental Space"), as shown on Second Amendment Exhibit A attached hereto. The entire Premises shall therefore consist of forty-six thousand, four hundred seventy (46,470) square feet of rentable area located on the first (1st) and second (2nd) floors of the Building. ON the Supplemental Space Commencement Date (as defined below in this Paragraph) the Supplemental Space shall become part of the Premises and be subject to all the terms and conditions of the Lease for the remainder of the Lease Term. The Supplemental Space Commencement Date shall be the earlier of the date (I) the work and materials to be provided to Landlord in the Supplemental Space pursuant to Paragraph 6 hereinbelow are substantially complete (as determined pursuant to Paragraph 1(b) below), or (ii) Tenant commences beneficial use of the Supplemental Space (as determined pursuant to Paragraph 1(C) below).

          b. The Supplemental Space shall be deemed to be substantially complete when the work and materials to be provided by Landlord pursuant to Paragraph 6 hereinbelow (except for items of work and adjustment of equipment and fixtures that can be completed after the Supplement Space is occupied without causing substantial interferences with Tenant's use of the Supplemental Space (i.e., the "punch list" items) have been completed, as determined by Landlord. Nothwithstanding the preceding sentence, if Landlord shall be delayed in completing the work and materials to be provided pursuant to Paragraph 6 hereinbelow as a direct or indirect result of (1) Tenant's failure to comply with any of its duties and obligations under the Lease or hereunder, (2) except at the extent necessary to

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comply with applicable codes, Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Tenant, (3) Tenant's failure to pay when due any amount required pursuant to the Lease or this Amendment, (4) Tenant's request for materials, finishes or installations not reasonably deemed by Landlord's contractor to be building standard materials, finishes or installations available off the shelf, provided that Landlord has notified Tenant that such materials, finishes or installations are not available off the shelf prior to placing a firm order for any such material, finish or installation and Tenant has not withdrawn the request for same within two (2) business days after receiving such notice from landlord, or (5) the performance of any work by an person or firm employed or retained by Tenant, then for purposes of determining the Supplemental Space Commencement Date, the work and materials to be provided pursuant to Paragraph 6 shall be deemed to have been substantially complete on the date that Landlord determined in the reasonable judgment that such work and materials would have been substantially complete if such delays had not occurred.

          c. Tenant shall be deemed to have commenced beneficial use of the Supplemental Space when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Supplemental Space when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Supplemental Space or any portion thereof.

          d. It is presently anticipated that the Supplemental Space shall be delivered to the Tenant on or about January 1, 1995. Nothwithstanding the foregoing, if Landlord does not complete construction and deliver possession of the Supplemental Space by such date, then Landlord shall have no liability whatsoever, and this Amendment shall not be rendered voidable on account thereof.

     2. Effective as of the Supplemental Space Commencement Date, Sections 1.2 and 1.3 are deleted in their entireties and the following new Sections 1.2 and
1.3 are substituted in lieu thereof:

          1.2 Premises: Forty-six thousand, four hundred seventy (46,470) square feet of rentable area located on the first (1st) and second (2nd) floors of the Building, as shown on Exhibit A to the Lease and Exhibit A to the Second Amendment to Lease Agreement.

          1.3  Tenant's Proportionate Share: 74.226.

     3. Effective as of the Supplemental Space Commencement Date, Section 1.6 of the lease is deleted in its entirety and the following new Section 1.6 is substituted in lieu thereof:

          1.6 Base Rent and Base Rent Rate: Four hundred eighty-six thousand, five hundred forty dollars and ninety-six cents ($486,540.96) for the first Lease Year (which is based on a base rent of ten dollars and forty-seven cents ($10.47) per square foot of rentable area), divided into twelve equal monthly installments of $40,545.08 for the first Lease Year.

     4. Effective as of the Supplemental Space Commencement Date, Section 1.14 of the Lease is deleted in its entirety and the following new Section 1.14 is substituted in lieu thereof:

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          1.14 Parking Permits: One hundred sixty-two (162), of which fifteen
     (15) shall be for reserved spaces, as more particularly described in
     Article XXIV.

     5. Nothwithstanding anything to the contrary in Section *** of the Lease or Article IV of the Lease, provided that no Event of Default exists under the Lease, Landlord agrees to provide Tenant's monthly abatement of three thousand, one hundred two dollars and seventeen cents ($3,102.17) for the period from the Supplemental Space Commencement Date through April 30, 1995.

     6. Landlord shall provide for the modifications to the Supplemental Space shown and described on that certain space plan (the "Space Plan") prepared by Stanmyre & Noel and dated December 5, 1994 (the "Supplemental Improvements Space"). Landlord is under no obligation to make any alterations, modifications or changes to any part of the Supplemental Space or the Premises except as specifically shown in the Space Plan, Tenant shall be responsible for all costs of bidding out the Supplemental Space in accordance with the Space Plan, including but not limited to all permitting costs, all planning costs, all design costs, the costs of installing any such work in the Supplement Space and Landlord's construction management fee of ***. Nothwithstanding the foregoing, Landlord shall provide Tenant with construction allowance (the "Allowance") toward the cost of the Supplemental Space Improvements equal to the product of five dollars ($5.00), and a fraction, the numerator of which shall be equal to the number of the Supplemental Space Commencement Date and the denominator shall be equal to 72. Tenant shall reimburse Landlord for all costs of the Supplemental Space Improvements that exceed the Allowance within thirty (30) days after Landlord delivers an invoice to the Tenant therefore. Tenant accepts the original portion of the Premises in its "as is" "where is" condition as of the date of execution hereof.

     7. The inclusion of the Supplemental Space into the Premises pursuant to this Amendment reflects Tenant's exercise of its rights under Section 2.3 of the Lease. Landlord and Tenant acknowledge and agree that Tenant shall have no further rights under Section 2.3 of the Lease.

     8. Tenant hereby acknowledges that this Amendment is subject to the consent of Landlord's lender. In the event that Landlord's lender disapproves Amendment for any reason whatsoever, then, upon Landlord's written notice to Tenant of such disapproval, this Amendment shall be null and void as if never negotiated or executed.

     9. Zell Partners and CB Commercial Real Estate Group, Inc. (the "Brokers") have acted as Brokers in connection with this Amendment. Tenant warrants that it has not employed any broker, agent or finder in connection with this Agreement other than the Brokers. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions made by any broker, agent or finder (other than the Brokers) employed by Tenant in connection with this Amendment.

     10. All defined terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Lease.

     11. The submission of this Amendment to Tenant shall not constitute an offer and this Amendment shall be binding, subject to its terms, only upon execution by both Landlord and Tenant.
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     12.  Except as modified by this Amendment, all of the terms and conditions of the Lease shall continue in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

                                         LANDLORD:

WITNESS/ATTEST:                          RESTON INVESTMENT PROPERTIES
                                         ASSOCIATES LIMITED PARTNERSHIP,
                                         A Virginia Limited Partnership

                                         BY:
                                            RESTON INVESTMENT PROPERTIES, INC.
                                            A Virginia Corporation



                                            By: ____________________________
                                                Randal G. keil,
                                                President


                                         TENANT:

                                         ST. ANTHONY PUBLISHING, INC.,
                                         A Delaware Corporation


By:                                      By:  /s/ Peter L. Bower
     -----------------------------            ------------------------------
Name:                                    Name:    Peter L. Bower
     -----------------------------            ------------------------------
Title:                                   Title:   CEO
     -----------------------------            ------------------------------

                                         ST. ANTHONY CONSULTING GROUP, INC.
                                         A Delaware Corporation



By:                                      By:  /s/ Peter L. Bower
    -------------------------------           ------------------------------
Name:                                    Name:    Peter L. Bower
    -------------------------------           ------------------------------
Title:                                   Title:   CEO
    -------------------------------           ------------------------------


Recommended for Landlord's Approval

THE MARK WINTER COMPANY



BY:_______________________________
   Michael D. Lynch, President